Exhibit 10.1

STOCK PURCHASE AND SALE AGREEMENT

This STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of this 27th day of March, 2007, by and among Benacquista’s Galleries Inc., a Nevada corporation, with its principal place of business at 6870 La Valle Plateada Rancho, Santa Fe, California 92067 (the “Company”), YNOT Eduk8, Inc., a Nevada corporation, with its principal place of business at 6870 La Valle Plateada Rancho, Santa Fe, California 92067 (“YNOT”), and Don Tolman, an individual, having his principal place of business at North Oak Ridge Road South, Park City, Utah 84098 (the “Buyer”) (each, individually, a “Party” and, collectively, the “Parties”).

WHEREAS, on September 29, 2005 the Company and YNOT Education, Inc., a Nevada corporation (“YNOT Education”), entered into a certain asset acquisition agreement (the “Asset Acquisition Agreement”), whereby the Company acquired all of the rights, title and interest in certain website assets, including the domain name and website www.ynoteduk8.com, in consideration of a one hundred fifty thousand dollar ($150,000) unsecured promissory note bearing interest at a rate of five percent (5%) per annum and payable upon demand, with no prior periodic payments due (the “Note”);

WHEREAS, on October 10, 2005, the Company incorporated YNOT as its wholly owned subsidiary under the laws of the State of Nevada, in order to pursue certain educationally-related business opportunities;

WHEREAS, on March 9, 2007, the Company, YNOT and YNOT Education entered into a certain assignment agreement (the “Assignment Agreement”), whereby the Company assigned, transferred, conveyed and delivered all of its rights, title, obligations and interests in, to and under the Asset Acquisition Agreement to YNOT;

WHEREAS, on March 13, 2007, the board of directors of the Company declared a common stock dividend of the shares of YNOT, wherein each holder of record as of the date thereof received one share of YNOT common stock, par value $0.001 per share, for each share of the Company’s common stock then held;

WHEREAS, as of the date hereof, the Company owns eight million nine hundred two thousand two hundred eighty-seven (8,902,287) shares of YNOT’s common stock (the “Shares”), with such Shares constituting eighty-nine and one fiftieth percent (89.02%) of the issued and outstanding capital stock of YNOT;

WHEREAS, subject to the terms and conditions hereof, the Company desires to sell, and the Buyer desires to acquire, all of the Shares for the consideration set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby covenant and agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.1    Purchase and Sale of Shares. Subject to and upon the terms and conditions hereinafter set forth, the Company agrees to sell, transfer, convey, assign and deliver to the Buyer, and the Buyer agrees to acquire from the Company, in a private resale transaction, all of the Company’s rights, title and interest in, to and under the Shares, free and clear of all known title defects, objections, liens, pledges, claims, options, charges, security interests or encumbrances of any nature whatsoever.

1.2    Consideration. In full consideration for the Shares the Buyer agrees to assume all of the Company’s rights, obligations and interests in, to and under the terms of the Note, including all interest accrued thereon through the date hereof.

ARTICLE II
THE CLOSING

2.1    Closing Date. The closing of the sale and purchase of the Shares shall take place on the date that all conditions to the Company’s obligations to sell and all conditions to the Buyer’s obligation to purchase have been satisfied (the “Closing Date”).

ARTICLE III
LIABILITIES

3.1    Assumption of Liabilities. Subject to and upon the terms and conditions set forth in this Agreement, the Buyer shall be responsible for any and all contracts, debts, warranties, obligations, undertakings, claims, liabilities and accounts payable arising out of the operation of YNOT, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, prior to, at or after the Closing Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Buyer that, as of the date hereof:

4.1    Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the right to sell, transfer, convey, assign and deliver the Shares. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and, upon due execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable law or general principles of equity.

4.2    No Violation. Neither the execution, delivery nor consummation of this Agreement by the Company, will, with the passage of time, giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree, judgment, indenture, mortgage, deed of trust, lease, instrument, contract, agreement or other restriction to which the Company is a party or to which the Company, or its property, is subject or bound, nor will it result in the creation of any lien or other charge or encumbrance on any of the Shares.

4.3    Litigation. Except as set forth in Schedule 4.3 of this Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby, or (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement.

4.4    No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) in connection with the offer or sale of the Shares.

4.5    Disclaimer. EXCEPT AS EXPLICITLY SET FORTH IN THIS SECTION 4, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, EXPRESSLY OR IMPLIEDLY, AT LAW OR IN EQUITY, IN RESPECT OF THE SHARES, AND THE BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS SECTION 4, THE BUYER IS ACQUIRING THE SHARES AND ASSUMING THE LIABILITIES ASSOCIATED THEREWITH AS-IS.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF YNOT

YNOT hereby represents and warrants to the Buyer that, as of the date hereof:

5.1    Authority. YNOT has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and any related agreements. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of YNOT and, upon due execution and delivery by YNOT, this Agreement shall constitute the valid and binding obligation of YNOT, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable law or general principles of equity.

5.2    No Violation. Neither the execution, delivery nor consummation of this Agreement by YNOT, will, with the passage of time, giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree, judgment, indenture, mortgage, deed of trust, lease, instrument, contract, agreement or other restriction to which YNOT is a party or to which YNOT, or its property, is subject or bound, nor will it result in the creation of any lien or other charge or encumbrance on any of the Shares.

5.3    Capitalization. Immediately following the consummation of this transaction YNOT will have no preferred shares and ten million (10,000,000) common share issued and outstanding, all of which have been duly authorized, validly issued and are fully paid and non-assessable. Except as otherwise set forth in this Agreement, as of the date hereof, (i) no common shares are subject to preemptive rights or any other similar rights or any liens or encumbrances, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any common or preferred shares, and no contracts, commitments, understandings or arrangements by which YNOT is or may become bound to issue additional common or preferred shares, and (iv) there are no agreements or arrangements under which YNOT is obligated to register the sale of any of its securities under United States federal or state securities laws.

5.4    Litigation. Except as set forth in Schedule 4.3 of this Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting YNOT, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby, or (ii) adversely affect the validity or enforceability of, or the authority or ability of YNOT to perform its obligations under this Agreement.

5.5    No General Solicitation. Neither YNOT, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

5.6    Intellectual Property Rights. YNOT owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Company and YNOT as follows:

6.1    Authority. The Buyer has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and upon due execution and delivery by the Buyer, this Agreement shall constitute the valid and binding obligation of the Buyer, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable law or general principles of equity

6.2    Investment Purpose. The Shares to be acquired by the Buyer will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same, except pursuant to sales registered under the Securities Act, or exempt therefrom. The Buyer further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

6.3    Investment Experience. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act. The Buyer is aware of the Company and YNOT’s business affairs and financial condition and has had access to and opportunity to acquire sufficient information about the Company and YNOT to reach an informed and knowledgeable decision to acquire the Shares. The Buyer has such business and financial experience as is required to give him the capacity to protect his own interests in connection with the purchase of the Shares.

6.4    Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities

6.5    Restricted Securities. The Buyer understands that the Shares are characterized as “restricted securities” under applicable United States federal and state securities laws inasmuch as they are being acquired from Company in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, the Buyer must hold the Shares indefinitely until they are registered under the Securities Act and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and other such requirements that are outside of the Buyer’s control.

6.6    Legends. The Buyer acknowledges and understands that the Shares, and any securities issued in respect thereof or exchange therefor, may bear the following or a similar such legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR STATE SECURITIES LAWS.

6.7    Receipt of Documents. The Buyer and his counsel, if any, has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; and (iii) answers to all questions the Buyer submitted to the Company regarding the Shares; and the Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

6.8    No Legal Advice From the Company. The Buyer acknowledges, that he had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his own legal counsel and investment and tax advisors. The Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

ARTICLE VII
CONVENTS

7.1    Reasonable Efforts. Each Party hereby agrees to use its reasonable efforts to take or cause to be taken all actions necessary, proper or advisable under applicable law and regulations to consummate and carry out the transactions contemplated by this Agreement.

7.2    Costs and Expenses. Each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement.

ARTICLE VIII
INDEMNIFICATION

8.1    Company Indemnification of Buyer. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith, and including reasonable attorneys’ fees and disbursements (collectively the “Indemnified Liabilities” or “Indemnified Loss(es)”), incurred by the Buyer as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Company, or (iii) to the extent caused by the negligent or wrongful conduct of the Company, any cause of action, suit or claim brought or made against the Buyer and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any the Buyer.

8.2    Buyer Indemnification of Company. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Buyer’s other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement, instrument or document contemplated hereby or thereby executed by the Buyer, (ii) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement, or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (iii) to the extent caused by the negligent or wrongful conduct of the Buyer, any cause of action, suit or claim brought or made against such Company Indemnitees based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities.

ARTICLE IX
MISCELLANEOUS

9.1    Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing Date of the transactions contemplated by this Agreement for a period of six (6) months.

9.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

9.3    Entire Agreement. This Agreement constitutes the full and entire Agreement by and between the Parties with regard to the subject matter hereof and thereof and supersedes all prior agreements between the parties, whether written or verbal. The failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such Party. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, generally or in a particular instance, and either retroactively or prospectively, only with the written consent of the Parties hereto.

9.4    Schedules. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

9.5    Notices. Any notice or other communication required or permitted by this Agreement shall be given in writing and shall be deemed sufficient when delivered personally, or on the first attempted date of delivery after being mailed by certified or registered mail, return receipt requested, to the Parties at the addresses first set forth at the beginning of this Agreement or at such other address as shall be specified by the Parties by like notice.

9.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

9.7    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the validity of this Agreement shall not be affected thereby and the remaining provisions shall continue in full force and effect, construed as if such unenforceable provision was not a part of this Agreement.

9.8    Headings. The headings and captions contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement.

9.9    Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed in all respects by the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Reno, Nevada, for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed, or have caused to be executed, this Agreement as of the date first above written.

BENACQUISTA GALLERIES, INC.

By:	/s/James Price
James Price
Chief Executive Officer

YNOT EDUK8, INC.

By:	/s/ Don Tolman
Don Tolman
President

By:	/s/ Don Tolman
Don Tolman